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                                                  FILING FEE: $75.00 DF C00154
                                                  TRANS PACIFIC GROUP, INC.
                                                  ATTN: LINDA M. BRYSON
                                                  9625 BLACK MTN. RD., #307
                                                  SAN DIEGO, CA 92126

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                                ARTICLES OF AMENDMENT

                                          OF

                               OFFSHORE RELIANCE, LTD.


     The Articles of Amendment to the original Articles of Incorporation of Offshore Reliance, Ltd., a Nevada Corporation are set forth as follows:

                                  A. ARTICLE - NAME

     The name of the corporation is OFFSHORE RELIANCE, LTD.

                             AMENDMENT - ARTICLE I - NAME

The name of the corporation is amended to: COZY FINANCIAL, CORPORATION.

B. As of the date of the Special Shareholders' Meeting, the corporation had issued and outstanding, two million (2,000,000) shares of $.001 par value stock, all of which were entitled to vote as a class.

C. At the Special Stockholders' Meeting held April 6, 1993, one million one hundred thousand (1,100,000) shares voted in favor of the amendment and zero (0) voted against the amendment. None of the shares were entitled to vote as a class.

Dated this 6th day of April 1993.


                                             /s/ Patrick Flynn
                                             -------------------------
                                             President

                                             /s/ Brenda Coulombe
                                             -------------------------
                                             Secretary

/s/ Mary I. Kaufman
----------------------
Notary


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STATE OF  California
         -------------
COUNTY OF San Diego
         -------------

On Apr. 13, 1993, personally appeared before me, a notary public, who acknowledged that Brenda Coulombe & Patrick Flynn executed the above instrument.


                                   /s/ Mary I. Kaufman
                                   -----------------------
                                   Signature of Notary

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